      As filed with the Securities and Exchange Commission on May 30, 1997

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                              POTLATCH CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                                   82-0156045
           (State or other juris-                         (I.R.S. Employer
         diction of incorporation)                      Identification No.)

             One Maritime Plaza                                94111
             San Francisco, CA                               (Zip Code)
  (Address of principal executive offices)

             Potlatch Corporation Salaried Employees' Savings Plan
                            (Full title of the plan)

                               Betty R. Fleshman
                                   Secretary
                              Potlatch Corporation
                               One Maritime Plaza
                            San Francisco, CA 94111
                    (Name and address of agent for service)

                                 (415) 576-8800
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                               Proposed maximum    Proposed maximum      Amount of
Title of securities           Amount to be      offering price         aggregate        registration
to be registered             registered(1)      per share(2)       offering price(2)       fee(2)
-------------------          -------------     ----------------    -----------------    ------------
Common Stock,               1,300,000 shares       $42.6875           $55,493,750         $16,817
  par value $1.00 per share
====================================================================================================

(1) Calculated pursuant to General Instruction E to Form S-8.

(2) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and registration fee have been calculated on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 27, 1997.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

                              --------------------

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                   PART II- INFORMATION REQUIRED PURSUANT TO
                       GENERAL INSTRUCTION E TO FORM S-8


GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Potlatch Corporation (the "Company") on Form S-8 relating to the Potlatch Corporation Salaried Employees' Savings Plan (the "Plan") is effective.

         The Company's Form S-8 Registration Statements, filed with the Securities and Exchange Commission on July 11, 1994 (File No. 33-54515), April 18, 1989 (File No. 33-28220), and October 10, 1985 (File No. 33-00805), are
hereby incorporated by reference.

INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant or the Plan with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

                 (a) The Company's Annual Report on Form 10-K (File No. 1-5313) for the year ended December 31, 1996.

                 (b) The Company's Quarterly Report on Form 10-Q (File No. 1-5313) for the quarter ended March 31, 1997.

                 (c) The description of the Company's Common Stock contained in Registrant's Registration Statement on Form 8-A, including any subsequent amendment or report filed for the purpose of updating such information (File No. 1-5313).

                 (d) The Plan's Annual Report on Form 11-K for the year ended December 31, 1996.

                 (e) All other reports filed by the Company since December 31, 1996 under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

         All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities offered hereby has been passed on for the Company by Ralph M. Davisson. Mr. Davisson is Vice President and General Counsel of the Company and at April 30, 1997 beneficially owned 30,184 shares of the Company's Common Stock, which includes 21,650 shares which may be acquired within 60 days pursuant to the exercise of options.

                                   SIGNATURES

THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 30th day of May, 1997.

                                        POTLATCH CORPORATION



                                        By /s/ Betty R. Fleshman
                                           ----------------------------------
                                               Betty R. Fleshman
                                                   Secretary




       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                             Title                          Date
                 ---------                             -----                          ----
 (i)          Principal Executive           Chairman of the Board and Chief        May 30, 1997
              Officer:                      Executive Officer
              *John M. Richards

 (ii)         Principal Operating           President and Chief Operating          May 30, 1997
              Officer:                      Officer
              *L. Pendleton Siegel

 (iii)        Principal Financial           Senior Vice President,                 May 30, 1997
              Officer:                      Finance and Chief Financial
              *George E. Pfautsch           Officer


 (iv)         Principal Accounting          Controller                             May 30, 1997
              Officer:
              *Terry L. Carter

 (v)          Directors:

              *Richard A. Clarke            Director

              *Kenneth T. Derr              Director

              *Allen F. Jacobson            Director

              *George F. Jewett, Jr.        Director

              *Richard B. Madden            Director

              *Richard M. Morrow            Director

              *Vivian W. Piasecki           Director                               May 30, 1997

              *Toni Rembe                   Director

              *John M. Richards             Director

                 Signature                             Title                          Date
                 ---------                             -----                          ----
             *Reuben F. Richards            Director

             *Richard M. Rosenberg          Director

             *Robert G. Schwartz            Director

             *Charles R. Weaver             Director

             *Frederick T. Weyerhaeuser     Director

             *William T. Weyerhaeuser       Director



* By   /s/ Betty R. Fleshman
       -------------------------------------------------
           Betty R. Fleshman
           Attorney-in-Fact

THE PLAN.

  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on May 30, 1997.

                                        POTLATCH CORPORATION SALARIED
                                        EMPLOYEES' SAVINGS PLAN

                                        By  POTLATCH CORPORATION



                                        By  /s/ Betty R. Fleshman
                                            ---------------------------------
                                                Betty R. Fleshman
                                                Secretary

                               INDEX TO EXHIBITS


        Exhibit Number
        --------------
              5.1                Opinion of Ralph M. Davisson, Vice President
                                 and General Counsel of the Registrant,
                                 regarding the legality of the securities being
                                 registered.

              23.1 Consent of Ralph M. Davisson, Vice President and General Counsel of the Registrant
                                 (included in Exhibit 5.1).

              23.2               Consent of KPMG Peat Marwick LLP.

              24.1 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.